Exhibit 32.1

CERTIFICATION OF 10-Q REPORT OF

SCOTT’S LIQUID GOLD-INC.

FOR THE QUARTER ENDING March 31, 2011

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Scott’s Liquid Gold-Inc. (“Scott’s Liquid Gold”), that to his knowledge:

1. This 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Scott’s Liquid Gold.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the 10-Q Report. A signed original of this statement has been provided to Scott’s Liquid Gold and will be retained by Scott’s Liquid Gold and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of May 10, 2011.

/s/ Mark E. Goldstein
Mark E. Goldstein
President, Chief Executive Officer and Chairman of the Board Principal Executive Officer

/s/ Brian L. Boberick
Brian L. Boberick
Treasurer and Chief Financial Officer Principal Financial Officer